UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2026

PERASO INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32929	77-0291941
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 500 San Jose, CA	95110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 418-7500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PRSO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stock Option Awards to Named Executive Officers

On February 9, 2026, the compensation committee of the board of directors of Peraso Inc. (the “Company”) awarded 60,000 stock options to each of Ronald Glibbery, the Company’s Chief Executive Officer, James Sullivan, the Company’s Chief Financial Officer, and Bradley Lynch, the Company’s Chief Operating Officer. The stock options have an exercise price of $0.87 per share and vest in equal monthly installments over 36 months beginning on the one month anniversary of the grant date, subject to continued service on each vesting date. The stock options expire on February 9, 2036. The stock options were awarded pursuant to the Company’s Amended and Restated 2019 Stock Incentive Plan, as amended.

The foregoing description of the stock option awards does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Notice of Grant of Stock Option Award and Agreement, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Notice of Grant of Stock Option Award and Agreement pursuant to the Peraso Inc. 2019 Stock Incentive Plan (incorporated by reference to Exhibit 4.10 to the Company’s Form S-8, filed with the SEC on November 13, 2019).
104	The cover page of this Current Report on Form 8-K formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERASO INC.

Date: February 13, 2026	By:	/s/ James Sullivan
James Sullivan Chief Financial Officer

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